Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF TEXAS
SAN ANTONIO DIVISION

In re: SPECTRUM JUNGLE LABS CORPORATION, ET AL. Debtors.	) ) ) ) ) )	Case No. 09-50455 (RBK) Chapter 11

ORDER (A) AUTHORIZING DEBTORS TO OBTAIN PERMANENT POST-PETITION
FINANCING AND GRANT SECURITY INTERESTS AND SUPERPRIORITY
ADMINISTRATIVE EXPENSE STATUS PURSUANT TO 11 U.S.C. §§ 105 AND 364(c);
(B) MODIFYING THE AUTOMATIC STAY PURSUANT TO 11 U.S.C. § 362;
(C) AUTHORIZING DEBTORS TO ENTER INTO AGREEMENTS WITH WACHOVIA
BANK, N.A., AS AGENT; AND (D) AUTHORIZING DEBTORS TO USE
PRE-PETITION CASH COLLATERAL AND GRANT ADEQUATE PROTECTION
 PURSUANT TO 11 U.S.C. §§ 361

Upon the motion (the "Motion"), dated February 3, 2009, of Spectrum Brands, Inc., ("Borrower"), ROV Holding, Inc., as Debtor and Debtor-in Possession ("ROV"), ROVCAL Inc. ("Rovcal"), United Industries Corporation, ("United"), Spectrum Neptune US Holdco Corporation ("Neptune"), Schultz Company ("Schultz"), United Pet Group, Inc., ("United Pet"), DB Online, LLC ("DB Online"), Southern California Foam, Inc. ("Foam"), Aquaria, Inc.

("Aquaria"), Aquarium Systems, Inc. ("Aquarium"), Perfecto Manufacturing, Inc. ("Perfecto"), Tetra Holding (US), Inc. ("Tetra"), and Spectrum Jungle Labs Corporation ("Jungle"; and together with ROV, Rovcal, United, Neptune, Schultz, United Pet, DB Online, Foam, Aquaria, Aquarium, Perfecto and Tetra, each individually, a "Subsidiary Loan Party" and collectively, the "Subsidiary Loan Parties"), each as a Debtor and Debtor-in-Possession in the above-captioned Chapter 11 cases (collectively, the "Cases"), pursuant to Sections 105, 361, 362, 363, 364(c)(1), 364(c)(2) and 364(c)(3) of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the "Bankruptcy Code") and Rules 2002, 4001(b) and (c), and 9014 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), seeking, among other things:
(1)           authorization pursuant to Sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code for Borrower to obtain post-petition loans (including supplemental loans), advances and other financial accommodations from Wachovia Bank, National Association, in its capacity as administrative and collateral agent (in such capacity, "Agent"), acting for itself and on behalf of the other financial institutions from time to time party to the Existing Credit Agreement (as defined below) as lenders, acting as a Supplemental Loan Lender (as defined in the Ratification Agreement) on behalf of the Supplemental Loan Participants (as defined in the Ratification Agreement) with respect to the post-petition loans, and acting as Collateral Agent (as defined in the Existing ABL Collateral Agreement) for the other Secured Parties (as defined in the Existing ABL Collateral Agreement) (collectively with Agent, the "Lenders")1 in accordance with all of the lending formulae, sublimits, terms and conditions set forth in the

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1 Notwithstanding any of the provisions of the Final Order, the Obligations (as defined in the Existing ABL Collateral Agreement) of Debtors to Agent, in its capacity as Collateral Agent for the Secured Parties, the Lender Parties and other Secured Parties, are secured by the post-petition liens, superpriority claims and other rights being granted in this Final Order to Agent, for the benefit of itself and in its capacity as Collateral Agent, in accordance with the terms and conditions of the Existing ABL Collateral Agreement, as amended by the Ratification Agreement, provided that (i) the rights and obligations of such other Secured Parties shall remain subject to (and shall not expand) the rights, terms and conditions set forth in the Existing ABL Collateral Agreement, as amended by the Ratification Agreement, and (ii) the rights of the Debtor, Agent or any other Secured Party to assert or dispute the validity, extent, or amount of such other Secured Parties’ claim is expressly reserved.

Existing Credit Agreement and the Existing ABL Collateral Agreement, as amended and ratified by the Ratification Agreement (as defined below), in accordance with the Budget (as defined below) and in accordance with this Order, secured by security interests in and liens upon all of the Collateral (as defined below);
(2)           authorization for Borrower and each Subsidiary Loan Party (collectively, the "Debtors") to enter into the Ratification and Amendment Agreement, dated of even date herewith, by and among Debtors, Agent and Lenders (the "Ratification Agreement," a copy of which was filed with this Court on February 19, 2009 and is incorporated herein), which ratifies, extends, adopts and amends the Existing Credit Agreement and the other Pre-Petition Loan Documents (as defined below);
(3)           modification of the automatic stay to the extent hereinafter set forth;
(4)           the grant to Agent, for the benefit of itself and the other Lenders, of superpriority administrative claim status pursuant to Section 364(c)(1) of the Bankruptcy Code in respect of all Post-Petition Obligations (as defined in the Ratification Agreement); and
(5)           authorizing pursuant to Sections 361, 363 and  507(b) of the Bankruptcy Code Debtors to use Cash Collateral (as defined below) subject to the liens and security interests of the Pre-Petition Term Loan Agent (as defined below) and each of the Pre-Petition Term Loan Lenders (as defined below), which secure the Pre-Petition Term Loan Obligations (as defined below) and to provide adequate protection to each of the Pre-Petition Term Loan Agent and the Pre-Petition Term Loan Lenders, in the form of replacement liens and superpriority administrative claim status.
The initial hearing on the Motion having been held by this Court on February 5, 2009 (the "Interim Hearing") and the final hearing having been held by this Court on March 4, 2009 (the "Final Hearing").
It appearing that due and appropriate notice of the Motion, the relief requested therein, and the Final Hearing (the "Notice") having been served by the Debtors in accordance with Rule

4001(c) on the following parties or their counsel (i) Agent, (ii) Lenders, (iii) the United States Trustee for the Western District of Texas (the "U.S. Trustee"), (iv) the holders of the twenty (20) largest unsecured claims against the Debtors' estates on a consolidated basis (the "20 Largest Unsecured Creditors"), (v) the Pre-Petition Term Loan Agent, (vi) counsel for each of the Supplemental Loan Participants, (vii) the Internal Revenue Service, (viii) Bank of America, N.A. ("BoA"), PNC Bank ("PNC"), and J.P. Morgan Chase Bank, N.A. ("JPM") (collectively, the "Blocked Account Banks"), (ix) US Bank, National Association as Indenture Trustee (the "Indenture Trustee") for the holders of the Debtors three series of public notes, (x) all landlords, owners and/or operators of premises at which any of the Debtors’ inventory and/or equipment is located, (xi) all appropriate state taxing authorities, and (xii) certain other parties identified in the certificate of service filed with the Court, including, without limitation, all creditors who have filed or recorded pre-petition liens or security interests against any of the Debtors' assets (collectively, the "Noticed Parties").
Upon the record made by the Debtors at the Interim Hearing and the Final Hearing, including the Motion, and the filings and pleadings in the Cases, and good and sufficient cause appearing therefor;
THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:
A.           Petition.  On February 3, 2009 (the "Petition Date"), each Debtor filed a voluntary petition (the "Petition") under Chapter 11 of the Bankruptcy Code.  The Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code.
B.           Jurisdiction and Venue.  The Court has jurisdiction of this proceeding and the parties and property affected hereby pursuant to 28 U.S.C. §§ 157(b) and 1334.  The Motion is a "core" proceeding as defined in 28 U.S.C. §§ 157(b)(2)(A), (D) and (M).  Venue of the Cases and the Motion in this Court is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

C.           Notice.  Under the circumstances, the Notice given by the Debtors of the Motion, the Final Hearing and the relief granted under this Order constitutes due and sufficient notice thereof and complies with Bankruptcy Rule 4001(c).
D.           Debtors' Acknowledgments and Agreements.  The Debtors admit, stipulate, acknowledge and agree that:
  (i)           Pre-Petition Loan Documents.  Prior to the commencement of the Cases, Agent and Lenders made loans, advances and provided other financial accommodations to Borrower pursuant to the terms and conditions set forth in:  (1) the Credit Agreement, dated September 28, 2007, by and among Borrower, Subsidiary Loan Parties, Agent and Lenders (as the same has heretofore been amended, supplemented, modified, extended, renewed, restated and/or replaced at any time prior to the Petition Date, the "Existing Credit Agreement," a copy of which is included with the Exhibit Supplement defined below); (2) the ABL Guarantee and Collateral Agreement, dated as of September 28, 2007, by and among Borrower, Subsidiary Loan Parties and Agent (as the same has heretofore been amended, supplemented, modified, extended, renewed, restated and/or replaced at any time prior to the Petition Date, the "Existing ABL Collateral Agreement", a copy of which is included with the Exhibit Supplement defined below); and (3) all other agreements, documents and instruments executed and/or delivered with, to, or in favor of Agent or any Lender, including, without limitation, all other security agreements, notes, guarantees, mortgages, Uniform Commercial Code financing statements, and all other related agreements, documents and instruments executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Existing Credit Agreement, as all of the same have heretofore been amended, supplemented, modified, extended, renewed, restated and/or replaced at any time prior to the Petition Date, collectively, the "Pre-Petition Loan Documents").  Copies of the operative Pre-Petition Loan Documents are contained in the Exhibit Supplement to the Motion (the "Exhibit Supplement").

  (ii)           Pre-Petition Obligations Amount.  As of the Petition Date, the aggregate amount of all Revolving Loans,2 Letters of Credit and other Pre-Petition Obligations (as defined below) owing by Borrower and the Subsidiary Loan Parties to Agent and Lenders under and in connection with the Pre-Petition Loan Documents was not less than $168,763,550.82, consisting of Revolving Loans in the amount of $165,763,550.82 and Letters of Credit in the amount of $3,000,000, plus interest accrued and accruing thereon, together with all costs, fees, expenses (including attorneys' fees and legal expenses) and other charges accrued, accruing or chargeable with respect thereto, including without limitation, all monetary obligations arising under each Swap Contract (as defined in the Existing Credit Agreement) (collectively, and as such term is more fully defined in the Ratification Agreement, the "Pre-Petition Obligations").  The Pre-Petition Obligations constitute allowed, legal, valid, binding, enforceable and non-avoidable obligations of Debtors, and are not subject to any offset, defense, counterclaim, avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or any other applicable law, and Debtors do not possess and shall not assert any claim, counterclaim, setoff or defense of any kind, nature or description which would in any way affect the validity, enforceability and non-avoidability of any of the Pre-Petition Obligations.
  (iii)           Pre-Petition Collateral.  As of the Petition Date, the Pre-Petition Obligations were fully secured pursuant to the Pre-Petition Loan Documents by valid, perfected, enforceable and non-avoidable first priority security interests and liens granted by Debtors to Agent, for the benefit of itself and the other Lenders, upon all of the Pre-Petition Collateral (as defined in the Ratification Agreement), subject only to the liens specifically listed on Schedule 7.01(b) of the Existing Credit Agreement or permitted under Section 7.01 of the Existing Credit Agreement to the extent that such security interests, liens or encumbrances are (a) valid, perfected and non-avoidable security interests, liens or encumbrances existing as of the Petition
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² Capitalized terms used but not otherwise defined in this Order shall have the respective meanings ascribed thereto in the Existing Credit Agreement, as amended and ratified by the Ratification Agreement.

Date, and (b) senior to and have not been nor are subject to being subordinated to Agent's and Lenders' liens on and security interests in the Pre-Petition Collateral or otherwise avoided, and, in each instance, only for so long as and to the extent that such encumbrances are and remain senior and outstanding (hereinafter referred to as the "Permitted Encumbrances").  The Debtors do not possess and will not assert any claim, counterclaim, setoff or defense of any kind, nature or description which would in any way affect the validity, enforceability and non-avoidability of any of Agent's and Lenders' liens, claims or security interests in the Pre-Petition Collateral.
  (iv)           Proof of Claim.  The acknowledgment by Debtors of the Pre-Petition Obligations and the liens, rights, priorities and protections granted to or in favor of Agent and Lenders as set forth herein and in the Pre-Petition Loan Documents shall be deemed a timely filed proof of claim on behalf of Agent and Lenders in these Cases.
  (v)           Pre-Petition Term Loans.  Prior to the commencement of the Cases, Goldman Sachs Credit Partners, L.P., as the Administrative Agent, the Collateral Agent and the Syndication Agent (the "Pre-Petition Term Loan Agent")  and the lenders party to the Pre-Petition Term Loan Credit Agreement (as defined below) as lenders thereto (collectively, with the other Secured Parties (as defined in the Pre-Petition Term Loan Documents) the "Pre-Petition Term Loan Lenders")3 made loans, advances and provided other financial accommodations to Borrower pursuant to the terms and conditions set forth in:  (1) the Credit Agreement, dated March 30, 2007, by and among Borrower, Pre-Petition Term Loan Agent and Pre-Petition Term Loan Lenders (as the same has heretofore been amended, supplemented, modified, extended, renewed, restated and/or replaced at any time prior to the Petition Date, the "Pre-Petition Term Loan Credit Agreement"); (2) the Guarantee and Collateral Agreement
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3 Notwithstanding the definition of “Pre-Petition Term Loan Lenders” as including the other Secured Parties (as defined in the Pre-Petition Term Loan Documents), such other Secured Parties shall only have the obligations set forth in the Pre-Petition Term Loan Documents.  Notwithstanding the definition of “Pre-Petition Term Loan Lenders” as including the other Secured Parties and notwithstanding any other provision of this Final Order, nothing herein shall affect the rights of the Debtors, Agent or such other Secured Party to assert or dispute the validity or extent of such other Secured Party’s claim.

dated as of March 30, 2007, by and among Borrower and Pre-Petition Term Loan Agent (as the same has heretofore been amended, supplemented, modified, extended, renewed, restated and/or replaced at any time prior to the Petition Date, the "Pre-Petition Term Loan Collateral Agreement"); and (3) all other agreements, documents and instruments executed and/or delivered with, to, or in favor of Pre-Petition Term Loan Agent or any Pre-Petition Term Loan Lender, including, without limitation,  all other security agreements, notes, guarantees, mortgages, Uniform Commercial Code financing statements and all other related agreements, documents and instruments executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Pre-Petition Term Loan Credit Agreement and the Pre-Petition Term Loan Collateral Agreement, as all of the same have heretofore been amended, supplemented, modified, extended, renewed, restated and/or replaced at any time prior to the Petition Date, collectively, the "Pre-Petition Term Loan Documents").
  (vi)           Pre-Petition Term Loan Obligations Amount.  As of the Petition Date, the aggregate amount of all Term Loans, Letters of Credit and other pre-petition obligations owing by Borrower and Subsidiary Loan Parties to Pre-Petition Term Loan Agent and Pre-Petition Term Loan Lenders under and in connection with the Pre-Petition Term Loan Documents was not less than $1,400,000,000 plus interest accrued and accruing thereon, together with all costs, fees, expenses (including attorneys' fees and legal expenses) and other charges accrued, accruing or chargeable with respect thereto, including without limitation, all monetary obligations arising under each Swap Contract (as defined in the Pre-Petition Term Loan Credit Agreement (collectively, the "Pre-Petition Term Loan Obligations").
  (vii)           Pre-Petition Term Loan Collateral.  As of the Petition Date, the Pre-Petition Term Loan Obligations were secured pursuant to the Pre-Petition Term Loan Documents by valid, perfected, enforceable and non-avoidable security interests and liens granted by Debtors to Pre-Petition Term Loan Agent, for the benefit of itself and the other Pre-Petition Term Loan Lenders, upon all of the Pre-Petition Term Loan Collateral (as defined in the Pre-Petition Term Loan Collateral Agreement), including without limitation, junior and subordinate liens and security interests in the Pre-Petition Collateral granted in favor of Agent and Lenders.

  (viii)          Intercreditor Agreement.  Debtors, Agent, on behalf of itself and the other Lenders, and in its capacity as collateral agent (in such capacity, "Revolving Collateral Agent") and Pre-Petition Term Loan Agent, in its capacity as collateral agent for the Pre-Petition Term Loan Lenders (in such capacity, "Term Collateral Agent"), entered into the Intercreditor Agreement (the "Intercreditor Agreement"), dated as of September 28, 2007, which sets forth, inter alia, the respective rights, obligations and priorities of the claims and interest of the Revolving Collateral Agent, Lenders, the Term Collateral Agent, and the Pre-Petition Term Loan Lenders and specifically provides, inter alia, that all liens and security interests with respect to all ABL Collateral (as defined in the Intercreditor Agreement) securing all obligations and amounts owed to the Pre-Petition Term Loan Lenders and the Pre-Petition Term Loan Agent under the Pre-Petition Term Loan Documents executed in favor of the Term Collateral Agent are subordinated, in all respects, to all liens and security interests with respect to all collateral securing all obligations and amounts owed to Revolving Collateral Agent and Lenders under the Existing Credit Agreement and the Pre-Petition Loan Documents.  The Intercreditor Agreement is in full force and effect, is a binding obligation of the parties hereto, and is enforceable in these Cases.
E.           Findings Regarding the Postpetition Financing.
  (i)           Postpetition Financing.  The Debtors have requested from Agent and Lenders, and Agent and Lenders, including the Supplemental Loan Participants, are willing to extend, certain loans, advances and other financial accommodations on the terms and conditions set forth, in this Order and the Loan Documents (as defined below).
  (ii)           Need for Post-Petition Financing.  The Debtors do not have sufficient available sources of working capital, including cash collateral, to operate their businesses in the ordinary course of their businesses without the financing requested under the Motion.  The Debtors' ability to maintain business relationships with their vendors, suppliers and customers, to pay their employees, and to otherwise fund their operations is essential to the Debtors' continued viability as the Debtors seek to maximize the value of the assets of the Estates (as defined below) for the benefit of all creditors (and other stakeholders) of the Debtors.  The ability of the Debtors to obtain sufficient working capital and liquidity through the proposed post-petition financing arrangements with Agent and Lenders as set forth in this Order and the Loan Documents is vital to the preservation and maintenance of the going concern values of the Debtors.  The Debtors have an immediate need to obtain the post-petition financing in order to, among other things, permit the orderly continuation of the operation of their businesses, minimize the disruption of their business operations, and preserve and maximize the value of the assets of the Debtors' bankruptcy estates (as defined under Section 541 of the Bankruptcy Code, the "Estates") in order to maximize the recovery to all creditors (and other stakeholders) of the Estates.  Accordingly, the relief requested in the Motion is necessary, essential and appropriate for the continued operation of the Debtors’ businesses, the management and preservation of their assets and properties, and is in the best interests of the Debtors, their estates and creditors.
  (iii)           No Credit Available on More Favorable Terms.  The Debtors are unable to procure financing in the form of unsecured credit allowable under Section 503(b)(1) of the Bankruptcy Code, as an administrative expense under Section 364(a) or (b) of the Bankruptcy Code, or in exchange for the grant of an administrative expense priority pursuant to Section 364(c)(1) of the Bankruptcy Code, without the grant of liens on assets.  The Debtors have been unable to procure the necessary financing on terms more favorable than the financing offered by Agent and Lenders pursuant to the Loan Documents.
  (iv)           Budget.  The Debtors have prepared and delivered to Agent and Lenders a Budget (as defined in the Ratification Agreement, a copy of which is annexed to the Ratification Agreement as Exhibit B (which was filed on February 19, 2009), is also annexed hereto as Exhibit 1 and is incorporated herein).  Such Budget has been thoroughly reviewed by the Debtors and their management and sets forth, among other things, the Projected Information for the periods covered thereby.  The Debtors represent that the Budget is achievable in accordance with the terms of the Loan Documents and this Order and will allow the Debtors to operate at all times during these Cases without the accrual of unpaid administrative expenses.  Agent and Lenders are relying upon the Debtors' compliance with the Budget in accordance with Section 5.3 of the Ratification Agreement, the other Loan Documents and this Order in determining to enter into the post-petition financing arrangements provided for herein.
  (v)           Supplemental Loan Participation.  As part of the post-petition financing arrangements, Agent and each of the Supplemental Loan Participants have entered into the Supplemental Loan Junior Participation Agreement (as defined in the Ratification Agreement), dated of even date herewith, pursuant to which Supplemental Loan Participants have purchased a 100% junior participation in the Supplemental Loan (as defined in the Ratification Agreement).
  (vi)           Business Judgment and Good Faith Pursuant to Section 364(e).  The terms of the Loan Documents and this Order are fair, just and reasonable under the circumstances, are ordinary and appropriate for secured financing to debtors-in-possession, reflect the Debtors' exercise of their prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.  The terms and conditions of the Loan Documents and this Order have been negotiated in good faith and at arms' length by and among the Debtors, on one hand, and Agent and Lenders, including the Supplemental Loan Participants, on the other hand, with all parties being represented by counsel.  Any credit extended under the terms of this Order shall be deemed to have been extended in good faith by Agent and Lenders, including the Supplemental Loan Participants, as that term is used in Section 364(e) of the Bankruptcy Code.
  (vii)           Adequate Protection.  As a result of the Loans and Supplemental Loans being made by Lenders, the value of the Pre-Petition Collateral and the Pre-Petition Term Loan Collateral will be enhanced, protected and preserved for the benefit of all of the Lenders and the Pre-Petition Term Loan Lenders.  Accordingly, based on the enhanced value of the Pre-Petition Collateral together with the grant of the Term Loan Replacement Liens and the Term

Loan Priority Claims (as each term is defined below), sufficient adequate protection is being provided to the extent required under Sections 361, 363 and 364 of the Bankruptcy Code and additional adequate protection is not required.
  (viii)          Good Cause.  The relief requested in the Motion is necessary, essential and appropriate, and is in the best interest of and will benefit the Debtors, their creditors and their Estates, as its implementation will, among other things, provide the Debtors with the necessary liquidity to (a) minimize disruption to the Debtors' businesses and on-going operations, (b) preserve and maximize the value of the Debtors' Estates for the benefit of all the Debtors' creditors (and other stakeholders), and (c) avoid immediate and irreparable harm to the Debtors, their creditors (and other stakeholders), their businesses, their employees, and their assets.
  (ix)           Immediate Entry.  Sufficient cause exists for immediate entry of this Order pursuant to Bankruptcy Rule 4001(c)(2).  No party appearing in the Cases has filed or made an objection to the relief sought in the Motion or the entry of this Order, or any objections that were made (to the extent such objections have not been withdrawn) are hereby overruled.
  (x)           Committee.  As of the date hereof, the Office of the United States Trustee has not appointed an official committee of unsecured creditors.
  (xi)           Interim Financing Order.  On February 6, 2009, this Court entered the Corrected Order (A) Authorizing Debtors to Obtain Interim Post-Petition Financing and Grant Security Interests and Superpriority Administrative Expense Status Pursuant to 11 U.S.C. §§ 105 and 364(c); (B) Modifying the Automatic Stay Pursuant to 11 U.S.C. § 362; (C) Authorizing Debtors to Enter into Agreements with Wachovia Bank, N.A., as Agent; (D) Authorizing Debtors to Use Pre-Petition Term Loan Lenders’ Cash Collateral and Grant Adequate Protection in Respect Thereof; and (E) Scheduling a Final Hearing Pursuant to Bankruptcy Rule 4001 (the "Interim Order"), pursuant to which, inter alia, (a) the Debtors were authorized to obtain, on an interim basis, post-petition loans, advances and other financial accommodations from Agent and Lenders (including the Supplemental Loan Participants) in accordance with the terms and conditions of the Credit Agreement, secured by first priority liens and security interests upon and in the Collateral (as defined in the Interim Order) and (b) Agent, for the benefit of itself and the other Lenders (including the Supplemental Loan Participants), was granted a super-priority administrative claim against the Debtors for all Post-Petition Obligations (as defined in the Credit Agreement) as and to the extent set forth in the Interim Order.
Based upon the foregoing, and after due consideration and good cause appearing therefor;
IT IS HEREBY ORDERED, ADJUDGED AND DECREED, that:
Section 1.         Authorization and Conditions to Financing.
1.1          Motion Granted.  The Motion is granted in accordance with Bankruptcy Rule 4001(c)(2) to the extent provided in this Order.  This Order shall hereinafter be referred to as the "Final Order."
1.2         Authorization to Borrow and Use Loan Proceeds.  Borrowers are hereby authorized and empowered to continue to borrow and obtain Revolving Loans, Supplemental Loans and Letters of Credit and to incur indebtedness and obligations owing to Agent and Lenders pursuant to the terms and conditions of this Final Order, the Existing Credit Agreement, as ratified and amended by the Ratification Agreement (the "Credit Agreement," as such term is more fully defined in the Ratification Agreement), the Existing ABL Collateral Agreement, as ratified and amended by the Ratification Agreement (the “ABL Collateral Agreement”) and the other Pre-Petition Loan Documents (including the Swap Contracts), as ratified and amended by the Ratification Agreement (the "Loan Documents," as such term is more fully defined in the Ratification Agreement), in such amounts as may be made available to Debtors by Agent and Lenders in accordance with all of the lending formulae, sublimits, terms and conditions set forth in the Credit Agreement, the ABL Collateral Agreement, the other Loan Documents, the Budget and this Final Order.  Subject to the terms and conditions contained in this Final Order and the Loan Documents, Debtors shall use the proceeds of the Revolving Loans, the Supplemental

Loans and any other credit accommodations provided to Debtors pursuant to this Final Order, the Credit Agreement or the other Loan Documents for, inter alia, the payment of employee salaries, payroll, taxes, and all other expenses specified in the Budget, including the fees of the U.S. Trustee, the Clerk of this Court and, subject to Section 2.3 of this Final Order, Allowed Professional Fees (as defined below).
1.3         Loan Documents.
 1.3.1         Authorization.  Debtors are hereby authorized and directed to enter into, execute, deliver, perform, and comply with all of the terms, conditions and covenants of the Credit Agreement, the ABL Collateral Agreement, the other Loan Documents and all other agreements, documents and instruments executed or delivered in connection with or related to the Credit Agreement, the other Loan Documents, or this Final Order, including, without limitation, the Ratification Agreement, pursuant to which, inter alia, each Debtor ratifies, reaffirms, extends, assumes, adopts, amends, and restates the Existing Credit Agreement, the Existing ABL Collateral Agreement and the other Pre-Petition Loan Documents to which it is a party, including, without limitation, each of the Blocked Account Agreements, by and among Debtors, Blocked Account Banks and Agent (as amended, the "Blocked Account Agreements"), copies of which are included with the Exhibit Supplement, and each of the Swap Contracts.
 1.3.2         Approval.  The Loan Documents (including, without limitation, the Credit Agreement and the ABL Collateral Agreement), the Supplemental Loan Junior Participation Agreement, and each term set forth therein are approved to the extent necessary to implement the terms and provisions of this Final Order.  All of such terms, conditions and covenants shall be sufficient and conclusive evidence of the borrowing arrangements by and among Debtors, Agent and Lenders, and of each Debtor's assumption and adoption of all of the terms, conditions, and covenants of the Credit Agreement, the ABL Collateral Agreement, the other Loan Documents, and the Supplemental Loan Junior Participation Agreement for all purposes, including, without limitation, to the extent applicable, the payment of all Obligations arising thereunder, including, without limitation, all principal, interest, commissions, letter of credit fees, agency and collateral monitoring fees, unused line fees, DIP facility fee, arrangement fees, Supplemental Loan fees (including, without limitation, any such fees set forth in Section 9 and Schedule 9.2 of the Ratification Agreement), and other fees and expenses, including, without limitation, all of Agent's, Lenders', and each of their respective Supplemental Loan Participants' consultant fees, professional fees, attorney fees and legal expenses, as more fully set forth in the Loan Documents.
 1.3.3         Amendment.  Subject to the terms and conditions of the Credit Agreement, the ABL Collateral Agreement and the other Loan Documents, Debtors, Agent and Lenders may amend, modify, supplement or waive any provision of the Loan Documents (an "Amendment") without further approval or order of the Court so long as (i) such Amendment is not material (for purposes hereof, a "material" Amendment shall mean any Amendment that operates to increase the interest rate other than as currently provided in the Loan Documents, increase the aggregate of the Lenders’ Commitments (as defined in the Credit Agreement), add specific new events of default or enlarge the nature and extent of default remedies available to the Agent and Lenders following an event of default, or otherwise modify any terms and conditions in any Loan Document in a manner materially less favorable to Debtors) and is undertaken in good faith by Agent, Lenders and Debtors; (ii) the Debtors provide prior written notice of the Amendment (the "Amendment Notice") to (v) the U.S. Trustee, (w) counsel to the Pre-Petition Term Loan Lenders, (x) counsel to the Supplemental Loan Participants, (y) counsel to Mittleman Brothers LLC, and (z) counsel to any official committee appointed in the Cases under Section 1102 of the Bankruptcy Code (collectively, the "Committee(s)"), or in the event no such Committee is appointed at the time of such Amendment, the 20 Largest Unsecured Creditors; (iii) the Debtors file the Amendment Notice with the Court; and (iv) no objection to the Amendment is filed with the Court within two (2) business days from the later of the date the Amendment Notice is served or the date the Amendment Notice is filed with the Court in accordance with this Section.  Any material Amendment to the Loan Documents must be approved by the Court to be effective.

1.4         Payment of Prepetition Debt.  The Debtors are authorized to pay Agent and Lenders in respect of all Pre-Petition Obligations in accordance with the Loan Documents and Sections 1.5 and 1.6 of this Final Order.
1.5         Payments and Application of Payments.  The Debtors are authorized and directed to make all payments and transfers of Estate property to Agent and Lenders as provided, permitted and/or required under the Credit Agreement, the ABL Collateral Agreement and the other Loan Documents, which payments and transfers, subject to Section 4.1 herein, shall not be avoidable or recoverable from Agent or any Lender under Section 547, 548, 550, 553 or any other Section of the Bankruptcy Code, or any other claim, charge, assessment, or other liability, whether by application of the Bankruptcy Code, other law or otherwise.  All proceeds of the Collateral received by Agent or Lenders, and any other amounts or payments received by Agent or Lenders in respect of the Obligations, shall be applied or deemed to be applied by Agent and Lenders in accordance with the Credit Agreement, the ABL Collateral Agreement, the other Loan Documents and this Final Order, first to the Pre-Petition Obligations, until such Pre-Petition Obligations are indefeasibly paid in full and completely satisfied, and then to the Post-Petition Obligations.  Without limiting the generality of the foregoing, the Debtors are authorized and directed, without further order of this Court, to pay or reimburse Agent, Lenders and Supplemental Loan Participants for all present and future costs and expenses, including, without limitation, all professional fees, consultant fees and legal fees and expenses paid or incurred by Agent, Lenders and Supplemental Loan Participants in connection with the Cases as provided in this Final Order and the Loan Documents, all of which shall be and are included as part of the principal amount of the Obligations and secured by the Collateral.
1.6         Continuation of Prepetition Procedures.  All pre-petition practices and procedures for the payment and collection of proceeds of the Collateral, the turnover of cash, the delivery of property to Agent and Lenders and the funding pursuant to the Loan Documents, including the Blocked Account Agreements, any other similar lockbox or blocked depository bank account arrangements, and the Swap Contracts are hereby approved and shall continue without interruption after the commencement of the Cases.

Section 2.          Postpetition Lien; Superpriority Administrative Claim Status.
2.1         Post-Petition Lien.
  2.1.1       Post-Petition Lien Granting.  To secure the prompt payment and performance of any and all Obligations (including, without limitation, all Pre-Petition Obligations and Post-Petition Obligations of Debtors to Agent and Lenders and the other Secured Parties (as defined in the Pre-Petition Loan Documents) of whatever kind, nature or description, absolute or contingent, now existing or hereafter arising) Agent, for the benefit of itself and the other Lenders, including the Supplemental Loan Participants, shall have and is hereby granted, effective as of the Petition Date, valid and perfected first priority security interests and liens, superior to all other liens, claims or security interests that any creditor of the Debtors' Estates may have (but subject to certain claims entitled to priority, including the Permitted Liens and Claims (as defined below), as and to the extent expressly provided in Section 2.1.2 below), in and upon all of the Pre-Petition Collateral and the Post-Petition Collateral (as defined in the Ratification Agreement).  The Pre-Petition Collateral and the Post-Petition Collateral are collectively referred to herein as the "Collateral."  Notwithstanding the foregoing or anything to the contrary contained in the Credit Agreement and/or the ABL Collateral Agreement, Agent's and Lenders' liens on and security interests in avoidance actions brought under Sections 542, 545, 547, 548, 549 or 550 of the Bankruptcy Code shall secure all Obligations upon the entry of this Final Order.  In accordance with Sections 552(b) and 361 of the Bankruptcy Code, the value, if any, in any of the Collateral, in excess of the amount of Obligations secured by such Collateral after satisfaction of the Post-Petition Obligations of Debtors to Agent and Lenders, shall constitute additional security for the repayment of the Pre-Petition Obligations and adequate protection for the use by Debtors, and the diminution in the value, of the Collateral existing on the Petition Date.

  2.1.2       Lien Priority.  The pre-petition and post-petition liens and security interests of Agent and Lenders granted under the Loan Documents and this Final Order in the Collateral shall be and shall continue to be first and senior in priority to all other interests and liens of every kind, nature and description, whether created consensually, by an order of the Court or otherwise, including, without limitation, liens or interests granted in favor of third parties in conjunction with Section 363, 364 or any other Section of the Bankruptcy Code or other applicable law; provided, however, that Agent's and Lenders' liens on and security interests in the Collateral shall be subject only to (i) the Permitted Encumbrances and (ii) the Carve-Out Expenses (as defined below) solely to the extent provided for in Sections 2.3, 2.4 and 2.5 of this Final Order (the foregoing clauses (i) and (ii) are collectively referred to herein as the "Permitted Liens and Claims").
  2.1.3       Post-Petition Lien Perfection.  This Final Order shall be sufficient and conclusive evidence of the priority, perfection and validity of the post-petition liens and security interests granted herein, effective as of the Petition Date, without any further act and without regard to any other federal, state or local requirements or law requiring notice, filing, registration, recording or possession of the Collateral, or other act to validate or perfect such security interest or lien, including without limitation, control agreements with the Blocked Account Banks or with any other financial institution(s) holding a Blocked Account or other depository account consisting of Collateral (a "Perfection Act").  Notwithstanding the foregoing, if Agent shall, in its sole discretion, elect for any reason to file, record or otherwise effectuate any Perfection Act, Agent is authorized to perform such act, and the Debtors are authorized and directed to perform such act to the extent necessary or required by Agent, which act or acts shall be deemed to have been accomplished as of the date and time of entry of the Interim Order notwithstanding the date and time actually accomplished, and in such event, the subject filing or recording office is authorized to accept, file or record any document in regard to such act in accordance with applicable law.  Agent and Lenders may choose to file, record or present a certified copy of this Final Order in the same manner as a Perfection Act, which shall be tantamount to a Perfection Act, and, in such event, the subject filing or recording office is authorized to accept, file or record such certified copy of this Final Order in accordance with applicable law.  Should Agent so choose and attempt to file, record or perform a Perfection Act, no defect or failure in connection with such attempt shall in any way limit, waive or alter the validity, enforceability, attachment, or perfection of the post-petition liens and security interests granted herein by virtue of the entry of this Final Order.
  2.1.4        Nullifying Pre-Petition Restrictions to Post-Petition Financing.  Notwithstanding anything to the contrary contained in any pre-petition agreement, contract, lease, document, note or instrument to which any Debtor is a party or under which any Debtor is obligated, except as otherwise permitted under the Loan Documents, any provision that restricts, limits or impairs in any way any Debtor from granting Agent and Lenders security interests in or liens upon any of the Debtors' assets or properties (including, among other things, any anti-lien granting or anti-assignment clauses in any leases or other contractual arrangements to which any Debtor is a party) under the Credit Agreement, the ABL Collateral Agreement, the other Loan Documents or this Final Order, or otherwise entering into and complying with all of the terms, conditions and provisions hereof or the Loan Documents shall not (i) be effective and/or enforceable against any such Debtor(s), Agent and Lenders, or (ii) adversely affect the validity, priority or enforceability of the liens, security interests, claims, rights, priorities and/or protections granted to Agent, and Lenders pursuant to this Final Order or the Loan Documents to the maximum extent permitted under the Bankruptcy Code and other applicable law.
2.2         Superpriority Administrative Expense.  For all Obligations (including, without limitation, all Pre-Petition Obligations and all Post-Petition Obligations) now existing or hereafter arising pursuant to this Final Order, the Loan Documents or otherwise, Agent, for the benefit of itself and the other Lenders, including the Supplemental Loan Participants, is granted an allowed superpriority administrative claim pursuant to Section 364(c)(1) of the Bankruptcy Code, having priority in right of payment over any and all other obligations, liabilities and indebtedness of Debtors, whether now in existence or hereafter incurred by Debtors, and over any and all administrative expenses or priority claims of the kind specified in, or ordered pursuant to, inter alia, Sections 105, 326, 328, 330, 331, 503(b), 506(c), 507(a), 507(b), 364(c)(1), 546(c), 726 or 1114 of the Bankruptcy Code (the "Superpriority Claim"), provided, however, the Superpriority Claim shall be subject only to the Permitted Liens and Claims as and to the extent expressly set forth in this Final Order.
2.3         Carve-Out Expenses.
  2.3.1        Carve-Out Expenses.  Upon the declaration by Agent of the occurrence of an Event of Default (the "Default Notice"), Agent's and Lenders' liens, claims and security interests in the Collateral and their Superpriority Claim shall be subject only to the right of payment of the following expenses (the "Carve-Out Expenses"):
a.           statutory fees payable to the U.S. Trustee pursuant to 28 U.S.C. § 1930(a)(6);
b.           fees payable to the Clerk of this Court; and
c.           subject to the terms and conditions of this Final Order, the unpaid and outstanding reasonable fees and expenses actually incurred on or after the date the Default Notice is issued by Agent, and approved by a final order of the Court pursuant to Sections 326, 328, 330, or 331 of the Bankruptcy Code (collectively, the "Allowed Professional Fees"), by attorneys, accountants and other professionals retained by the Debtors and any Committee(s) under Section 327 or 1103(a) of the Bankruptcy Code (collectively, the "Professionals"), less the amount of any retainers, if any, then held by such Professionals, in a cumulative, aggregate sum not to exceed $3,000,000 (the "Professional Fee Carve-Out").
  2.3.2        Excluded Professional Fees.  Notwithstanding anything to the contrary in this Final Order, neither the Professional Fee Carve-Out nor the proceeds of any Revolving Loans, Supplemental Loans, Letters of Credit or Collateral shall be used to pay any Allowed Professional Fees or any other fees or expenses incurred by any Professional in connection with any of the following: (a) an assertion or joinder in (but excluding any investigation into) any claim, counter-claim, action, proceeding, application, motion, objection, defense or other contested matter seeking any order, judgment, determination or similar relief: (i) challenging the legality, validity, priority, perfection, or enforceability of the Obligations or Agent's and Lenders' liens on and security interests in the Collateral, (ii) invalidating, setting aside, avoiding or subordinating, in whole or in part, the Obligations or Agent's and Lenders' liens on and security interests in the Collateral, or (iii) preventing, hindering or delaying Agent's or Lenders' assertion or enforcement of any lien, claim, right or security interest or realization upon any Collateral in accordance with the terms and conditions of this Final Order, (b) a request to use the Cash Collateral (as such term is defined in Section 363 of the Bankruptcy Code) without the prior written consent of Agent in accordance with the terms and conditions of this Final Order, (c) a request for authorization to obtain Debtor-in-Possession financing or other financial accommodations pursuant to Section 364(c) or Section 364(d) of the Bankruptcy Code, other than from Agent or Lenders, without the prior written consent of Agent, (d) the commencement or prosecution of any action or proceeding of any claims, causes of action or defenses against Agent, any Lender, any Supplemental Loan Participant (but solely in their capacity as such), or any of their respective officers, directors, employees, agents, attorneys, affiliates, successors or assigns, including, without limitation, any attempt to recover or avoid any claim or interest from Agent, any Lender, or any Supplemental Loan Participant (but solely in their capacity as such) under Chapter 5 of the Bankruptcy Code, or (e) any act which has or could have the effect of materially and adversely modifying or compromising the rights and remedies of Agent or any Lender, including any Supplemental Loan Participant, or which is contrary, in a manner that is material and adverse to Agent or any Lender, including any Supplemental Loan Participant, to any term or condition set forth in or acknowledged by the Loan Documents or this Final Order and which results in the occurrence of an Event of Default under the Loan Documents or this Final Order provided however, no more than $50,000 of the proceeds of post-petition Revolving Loans and Supplemental Loans may be used by the Committee to conduct the investigation permitted by Section 4.1 herein.

2.4         Carve-Out Reserve.  At Agent's sole discretion, Agent may, at any time and in any increment in accordance with the Credit Agreement, establish a Reserve against the amount of Revolving Loans, Supplemental Loans or other credit accommodations that would otherwise be made available to Debtors pursuant to the lending formulae contained in the Credit Agreement in respect of the Professional Fee Carve-Out and the other Carve-Out Expenses.
2.5         Payment of Carve-Out Expenses.
  2.5.1        So long as the Agent has not issued a Default Notice, Debtors shall be permitted to pay Allowed Professional Fees of the Professionals in accordance with the Budget and any such amounts paid prior the delivery of such Default Notice shall not reduce the Professional Fee Carve-Out.
  2.5.2        Any payment or reimbursement made either directly by Agent or any Lender at any time, or by or on behalf of the Debtors on or after the occurrence of an Event of Default, in respect of any Allowed Professional Fees or any other Carve-Out Expenses (exclusive of the application of any retainers by any of the Professionals) shall, in either case, permanently reduce the Professional Fee Carve-Out on a dollar-for-dollar basis.  Agent's and Lenders' obligation to fund or otherwise pay the Professional Fee Carve-Out and the other Carve-Out Expenses shall be added to and made a part of the Obligations, secured by the Collateral, and entitle Agent and Lenders to all of the rights, claims, liens, priorities and protections under this Final Order, the Loan Documents, the Bankruptcy Code or applicable law.  Payment of any Carve-Out Expenses, whether by or on behalf of Agent or any Lender, shall not and shall not be deemed to reduce the Obligations, and shall not and shall not be deemed to subordinate any of Agent's and Lenders' liens and security interests in the Collateral or their Superpriority Claim to any junior pre- or post-petition lien, interest or claim in favor of any other party.  Except as otherwise provided herein with respect to the Professional Fee Carve-Out and the other Carve-Out Expenses, Agent and Lenders (including the Supplemental Loan Participants) shall not, under any circumstance, be responsible for the direct payment or reimbursement of any fees or disbursements of any Professionals incurred in connection with the

Cases under any chapter of the Bankruptcy Code, and nothing in Section 2.3, 2.4 or 2.5 of this Final Order shall be construed to obligate Agent or any Lender (including any Supplemental Loan Participant) in any way, to pay compensation to or to reimburse expenses of any Professional, or to ensure that the Debtors have sufficient funds to pay such compensation or reimbursement.
2.6         Section 507(b) Priority.  To the extent Agent's and Lenders' liens on and security interests in the Collateral or any other form of adequate protection of Agent's and Lenders' interests is insufficient to pay indefeasibly in full all Obligations, Agent and Lenders shall also have the priority in payment afforded by Section 507(b) to the extent of any such deficiency (the "Agent Superpriority Claim").
2.7         Adequate Protection in Respect of the Pre-Petition Term Loan Obligations.
  2.7.1        Replacement Liens.  Subject to the terms and conditions of this Final Order, Debtors shall be and are hereby authorized to use the Pre-Petition Term Loan Collateral subject to the liens and security interests of the Pre-Petition Term Loan Agent and Pre-Petition Term Loan Lenders securing the Pre-Petition Term Loan Obligations.  As adequate protection for the use of such collateral, to the extent of any diminution in the value of their respective liens on and security interests in such Pre-Petition Term Loan Collateral from and after the Petition Date which secure the Pre-Petition Term Loan Obligations, Pre-Petition Term Loan Agent, for the benefit of itself and Pre-Petition Term Loan Lenders is hereby granted, pursuant to Section 361 of the Bankruptcy Code and subject to the terms and conditions of this Section 2.7.1, a replacement lien on and security interest in all of the Pre-Petition Term Loan Collateral and all of the Collateral securing the Obligations due Agent and Lenders, which, for purposes of this Final Order shall exclude the Avoidance Actions (the "Term Loan Replacement Liens").  Notwithstanding anything to the contrary contained herein or otherwise, the Term Loan Replacement Liens of Pre-Petition Term Loan Agent and Pre-Petition Term Loan Lenders shall be junior and subordinate in all respects to (i) the right of payment of all Obligations (including the Supplemental Loans) owing to Agent and Lenders, (ii) the liens and security interests granted to Agent and Lenders pursuant to this Final Order, and (iii) all Carve-Out Expenses (including, without limitation, the Professional Fee Carve-Out); provided, that Pre-Petition Term  Loan Agent and the Pre-Petition Term Loan Lenders shall have no right to seek or exercise any rights or remedies in respect of the Term Loan Replacement Liens (whether in these Cases or any subsequently converted case(s)) until all Obligations (including the Supplemental Loans) owing to Agent and Lenders have been indefeasibly paid and satisfied in full in accordance with the Credit Agreement, the ABL Collateral Agreement, the other Loan Documents and this Final Order.
  2.7.2        Section 507(b) Priority Claim.  To the extent the Term Loan Replacement Liens are insufficient to adequately protect against the diminution in the value of its lien on and security interest in the Pre-Petition Term Loan Collateral existing as of the Petition Date which secure the Pre-Petition Term Loan Obligations, Pre-Petition Term Loan Agent, for the benefit of itself and Pre-Petition Term Loan Lenders shall also have, subject to the terms and conditions of this section 2.7.2, the priority in payment afforded by Bankruptcy Code section 507(b) in an amount equal to the amount by which such diminution exceeds the value of the Term Loan Replacement Lien (the "Term Loan Priority Claim").  Notwithstanding anything to the contrary contained herein or otherwise, the Term Loan Priority Claim of Pre-Petition Term Loan Agent, for the benefit of itself and Pre-Petition Term Loan Lenders shall be junior and subordinate in all respects to (i) the right of payment of all Obligations (including the Supplemental Loans) owing to Agent and Lenders, (ii) the Superpriority Claim, including without limitation, the Agent Superpriority Claim, granted in favor of Agent and Lenders pursuant to this Final Order and (iii) all Carve-Out Expenses (including, without limitation, the Professional Fee Carve-Out); provided, that, Pre-Petition Term Loan Agent and the Pre-Petition Term Loan Lenders shall have no right to seek or exercise any rights or remedies in respect of the Term Loan Priority Claims (whether in these Chapter 11 Cases or any subsequently converted case(s)) until all Obligations (including the Supplemental Loans) owing to Agent and

Lenders have been indefeasibly paid and satisfied in full in accordance with the Loan Documents and this Final Order.
Section 3.          Default; Rights and Remedies; Relief from Stay.
3.1         Events of Default.  The occurrence of any of the following events shall constitute an "Event of Default" under this Final Order:
  a.           Any Debtor's failure to perform, in any respect, any of the terms, conditions or  covenants or their obligations under this Final Order; or
  b.           An "Event of Default" under the Credit Agreement, the ABL Collateral Agreement or any of the other Loan Documents.
3.2         Rights and Remedies Upon Event of Default.  Upon the occurrence of and during the continuance of an Event of Default, (i) the Debtors shall be bound by all restrictions, prohibitions and other terms as provided in this Final Order, the Credit Agreement, the ABL Collateral Agreement and the other Loan Documents, and (ii) Agent shall be entitled to take any act or exercise any right or remedy (subject to Section 3.4 below) as provided in this Final Order or any Loan Document, including, without limitation, declaring all Obligations immediately due and payable, accelerating the Obligations, ceasing to extend Revolving Loans, Supplemental Loans or provide or arrange for Letters of Credit on behalf of Debtors, setting off any Obligations with Collateral or proceeds in Agent's possession, and enforcing any and all rights with respect to the Collateral.  Agent  and Lenders shall have no obligation to lend or advance any additional funds to or on behalf of Debtors, or provide any other financial accommodations to Debtors, immediately upon or after the occurrence of an Event of Default or upon the occurrence of any act, event, or condition that, with the giving of notice or the passage of time, or both, would constitute an Event of Default.
3.3         Expiration of Commitment.  Upon the expiration of Borrowers' authority to borrow and obtain other credit accommodations from Agent and Lenders pursuant to the terms of this Final Order and the Loan Documents (except if such authority shall be extended with the prior written consent of Agent, which consent shall not be implied or construed from any action, inaction or acquiescence by Agent or any Lender), unless an Event of Default set forth in Section 3.1 above occurs sooner and the automatic stay has been lifted or modified pursuant to Section 3.4 of this Final Order, all of the Obligations shall immediately become due and payable and Agent and Lenders shall be automatically and completely relieved from the effect of any stay under Section 362 of the Bankruptcy Code, any other restriction on the enforcement of its liens upon and security interests in the Collateral or any other rights granted to Agent and Lenders pursuant to the terms and conditions of the Loan Documents or this Final Order, and Agent, acting on behalf of itself and the other Lenders, shall be and is hereby authorized, in its sole discretion, to take any and all actions and remedies provided to it in this Final Order, the Loan Documents or applicable law which Agent may deem appropriate and to proceed against and realize upon the Collateral or any other property of the Debtors' Estates.
3.4         Relief from Automatic Stay.  The automatic stay provisions of Section 362 of the Bankruptcy Code and any other restriction imposed by an order of the Court or applicable law are hereby modified and vacated without further notice, application or order of the Court to the extent necessary to permit Agent and Lenders to perform any act authorized or permitted under or by virtue of this Final Order or the Loan Documents, including, without limitation, (a) to implement the post-petition financing arrangements authorized by this Final Order and pursuant to the terms of the Loan Documents, (b) to take any act to create, validate, evidence, attach or perfect any lien, security interest, right or claim in the Collateral, and (c) to assess, charge, collect, advance, deduct and receive payments with respect to the Obligations, including, without limitation, all interests, fees, costs and expenses permitted under the Loan Documents, and apply such payments to the Obligations pursuant to the Loan Documents and this Final Order.  In addition, and without limiting the foregoing, upon the occurrence of an Event of Default and after providing five (5) business days prior written notice (the "Enforcement Notice") to counsel for the Debtors, counsel for the Pre-Petition Term Loan Agent, counsel for the Supplemental Loan Junior Participants, counsel for the Committee (if appointed), and the U.S. Trustee, Agent, acting on behalf of itself and the other Lenders, shall be entitled to take any action and exercise all rights and remedies provided to it by this Final Order, the Loan Documents or applicable law as Agent may deem appropriate in its sole discretion to, among other things, proceed against and realize upon the Collateral or any other assets or properties of Debtors' Estates upon which Agent, for the benefit of itself and the other Lenders, has been or may hereafter be granted liens or security interests to obtain the full and indefeasible repayment of all Obligations.
Section 4.          Representations; Covenants; and Waivers.
4.1         Objections to Pre-Petition Obligations.  Any action, claim or defense, of any kind, including without limitation, a claim for misconduct (hereinafter, an "Objection") that seeks to object to, challenge, contest or otherwise invalidate or reduce, whether by setoff, recoupment, counterclaim, deduction, disgorgement or claim of any kind:  (a) the existence, validity or amount of the Pre-Petition Obligations, (b) the extent, legality, validity, perfection or enforceability of Agent's and Lenders' pre-petition liens and security interests in the Pre-Petition Collateral, or (c) Agent's and Lenders' right to apply proceeds of Post-Petition Collateral against Pre-Petition Obligations in satisfaction of Agent's and Lenders' pre-petition liens as provided for in this Final Order (provided however, that the only grounds for an Objection pursuant to this section 4.1(c) is that the Pre-Petition Obligations were not fully secured by the Pre-Petition Collateral as of the Petition Date and such application unduly advantaged Agent and Lenders as against other similarly situated creditors of the Debtors' Estates), shall be filed with the Court (x) by any Committee, and no other party, within sixty (60) calendar days from the date of appointment of the Committee by the U.S. Trustee, or (y) in the event no Committee is appointed within the thirty (30) days following the Petition Date, by any party in interest with requisite standing within one hundred (100) calendar days from the Petition Date.  If any such Objection is timely filed and successfully pursued, nothing in this Final Order shall prevent the Court from granting appropriate relief with respect to the Pre-Petition Obligations or Agent's and Lenders' liens on the Pre-Petition Collateral.  If no Objection is timely filed, or if an Objection is timely filed but denied, (a) the Pre-Petition Obligations shall be deemed allowed in full, shall not be subject to any setoff, recoupment, counterclaim, deduction or claim of any kind, and shall not be subject to any further objection or challenge by any party at any time, and Agent's and Lenders' pre-petition liens on and security interest in the Pre-Petition Collateral shall be deemed legal, valid, perfected, enforceable, and non-avoidable for all purposes and of first and senior priority, subject to only the Permitted Liens and Claims, and (b) Agent, Lenders and each of their respective participants, agents, officers, directors, employees, attorneys, professionals, successors, and assigns shall be deemed released and discharged from any and all claims and causes of action related to or arising out of the Pre-Petition Loan Documents and shall not be subject to any further objection or challenge by any party at any time.  Nothing contained in this Section 4.1 or otherwise shall or shall be deemed or construed to impair, prejudice or waive any rights, claims or protections afforded to Agent and Lenders in connection with all post-petition Revolving Loans, Supplemental Loans and Letters of Credit  and other financial and credit accommodations provided by Agent and Lenders to Debtors in reliance on Section 364(e) of the Bankruptcy Code and in accordance with the terms and provisions of this Final Order and the Loan Documents.
4.2         Debtors' Waivers.  At all times during the Cases, and whether or not an Event of Default has occurred, the Debtors irrevocably waive any right that they may have to seek authority (i) to use Cash Collateral of Agent and Lenders under Section 363 of the Bankruptcy Code, (ii) to obtain post-petition loans or other financial accommodations pursuant to Section 364(c) or 364(d) of the Bankruptcy Code, other than from Agent, Lenders and Supplemental Loan Participants or as may be otherwise expressly permitted pursuant to the Credit Agreement, (iii) to challenge the application of any payments authorized by this Final Order as pursuant to Section 506(b) of the Bankruptcy Code, or to assert that the value of the Pre-Petition Collateral is less than the Pre-Petition Obligations, (iv) to propose, support or have a plan of reorganization or liquidation that does not provide for the indefeasible payment in cash in full and satisfaction of all Obligations (including, without limitation, the Supplemental Loans) on the effective date of such plan in accordance with the terms and conditions set forth in the

Ratification Agreement, or (v) to seek relief under the Bankruptcy Code, including without limitation, under Section 105 of the Bankruptcy Code, to the extent any such relief would in any way restrict or impair the rights and remedies of Agent and Lenders as provided in this Final Order and the Loan Documents or Agent's and Lenders' exercise of such rights or remedies; provided, however, that Agent may otherwise consent in writing, but no such consent shall be implied from any other action, inaction, or acquiescence by Agent or any Lender.
4.3         Section 506(c) Claims.  No costs or expenses of administration which have or may be incurred in the Cases at any time shall be charged against Agent or any Lender, their respective claims or the Collateral pursuant to Section 506(c) of the Bankruptcy Code without the prior written consent of Agent, and no such consent shall be implied from any other action, inaction or acquiescence by Agent or any Lender.
4.4         Collateral Rights.  Until all of the Obligations shall have been indefeasibly paid and satisfied in full:
  4.4.1        no other party shall foreclose or otherwise seek to enforce any junior lien or claim in any Collateral; and
  4.4.2        upon and after the occurrence of an Event of Default, and subject to Agent obtaining relief from the automatic stay as provided for herein, in connection with a liquidation of any of the Collateral, Agent (or any of its employees, agents, consultants, contractors or other professionals) shall have the right, at the sole cost and expense of Debtors, to: (i) enter upon, occupy and use any real or personal property, fixtures, equipment, leasehold interests or warehouse arrangements owned or leased by Debtors and (ii) use any and all trademarks, tradenames, copyrights, licenses, patents or any other similar assets of Debtors, which are owned by or subject to a lien of any third party and which are used by Debtors in their businesses.  Agent and Lenders will be responsible for the payment of any applicable fees, rentals, royalties or other amounts due such lessor, licensor or owner of such property for the period of time that Agent actually uses the equipment or the intellectual property (but in no event for any accrued and unpaid fees, rentals or other amounts due for any period prior to the date that Agent actually occupies or uses such assets or properties).
4.5         Release.  Upon the entry of this Final Order, subject to Section 4.1 above, in consideration of Agent and Lenders making post-petition loans, advances and providing other credit and financial accommodations to the Debtors pursuant to the provisions of the Loan Documents and this Final Order, each Debtor, on behalf of itself and its successors and assigns, (collectively, the "Releasors"), shall, forever release, discharge and acquit Agent, each Lender and their respective participants,4 officers, directors, agents, attorneys and predecessors-in-interest (collectively, the "Releasees") of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, of every kind, nature and description, including, without limitation, any so-called "lender liability" claims or defenses, that Releasors had, have or hereafter can or may have against Releasees as of the date hereof, in respect of events that occurred on or prior to the date hereof with respect to the Debtors, the Pre-Petition Obligations, the Loan Documents and any Revolving Loans, Supplemental Loans, Letters of Credit or other financial accommodations made by Agent and Lenders to Debtors pursuant to the Loan Documents.  In addition, upon the repayment of all Obligations owed to Agent and Lenders by Debtors and termination of the rights and obligations arising under the Loan Documents and this Final Order (which payment and termination shall be on terms and conditions acceptable to Agent), Agent, Lenders and Supplemental Loan Participants and only in such capacity shall be released from any and all obligations, liabilities, actions, duties, responsibilities and causes of action arising or occurring in connection with or
___________
4 The release granted to the Supplemental Loan Participants in the first section of Section 4.5 shall apply to each of the Supplemental Loan Participants, and each of their respective participants, officers, directors, agents, attorneys and predecessors-in-interest, but shall be limited to a release from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, of every kind, nature and description, including, without limitation, any so-called "lender liability" claims or defenses in each case directly relating to the preparation, negotiation, and execution of the Ratification Agreement, the Supplemental Loan Junior Participation Agreement, the Interim Order, and this Final Order.

related to the Loan Documents or this Final Order (including without limitation any obligation or responsibility (whether direct or indirect, absolute or contingent, due or not due, primary or secondary, liquidated or unliquidated) to pay or otherwise fund the Carve-Out Expenses), on terms and conditions acceptable to Agent.
Section 5.          Other Rights and Obligations.
5.1         No Modification or Stay of This Final Order.  Notwithstanding (i) any stay, modification, amendment, supplement, vacating, revocation or reversal of this Final Order, the Loan Documents or any term hereunder or thereunder, or (ii) the dismissal or conversion of one or more of the Cases (each, a "Subject Event"), (x) the acts taken by Agent, Lenders and Supplemental Loan Participants in accordance with this Final Order, and (y) the Post-Petition Obligations incurred or arising prior to Agent's actual receipt of written notice from Debtors expressly describing the occurrence of such Subject Event shall, in each instance, be governed in all respects by the original provisions of this Final Order, and the acts taken by Agent, Lenders and Supplemental Loan Participants in accordance with this Final Order, and the liens granted to Agent and Lenders in the Collateral, and all other rights, remedies, privileges, and benefits in favor of Agent, Lenders and Supplemental Loan Participants pursuant to this Interim Order and the Loan Documents shall remain valid and in full force and effect pursuant to Section 364(e) of the Bankruptcy Code.  For purposes of this Final Order, the term "appeal", as used in Section 364(e) of the Bankruptcy Code, shall be construed to mean any proceeding for reconsideration, amending, rehearing, or re-evaluating this Final Order by this Court or any other tribunal.
5.2         Power to Waive Rights; Duties to Third Parties.  Agent and Lenders shall have the right to waive any of the terms, rights and remedies provided or acknowledged in this Final Order in respect of Agent and Lenders (the "Lender Rights"), and shall have no obligation or duty to any other party with respect to the exercise or enforcement, or failure to exercise or enforce, any Lender Right(s).  Any waiver by Agent or any Lender of any Lender Rights shall not be or constitute a continuing waiver.  Any delay in or failure to exercise or enforce any

Lender Right shall neither constitute a waiver of such Lender Right, subject Agent or any Lender to any liability to any other party, nor cause or enable any other party to rely upon or in any way seek to assert as a defense to any obligation owed by the Debtors to Agent or any Lender.
5.3         Disposition of Collateral.  Debtors shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the Collateral without the prior written consent of Agent (and no such consent shall be implied, from any other action, inaction or acquiescence by Agent or any Lender) and an order of this Court, except for sales of Debtors' Inventory in the ordinary course of their business.  Debtors shall remit to Agent, or cause to be remitted to Agent, all proceeds of the Collateral for application by Agent to the Obligations, in such order and manner as Agent may determine in its discretion, in accordance with the terms of this Final Order, the Credit Agreement, the ABL Collateral Agreement and the other Loan Documents.
5.4         Inventory.  Except to the extent consistent with Debtors existing and customary practices, Debtors shall not, without the consent of Agent, (a) enter into any agreement to return any inventory to any of their creditors for application against any pre-petition indebtedness under any applicable provision of Section 546 of the Bankruptcy Code, or (b) consent to any creditor taking any setoff against any of its pre-petition indebtedness based upon any such return pursuant to Section 553(b)(1) of the Bankruptcy Code or otherwise.
5.5         Reservation of Rights.  The terms, conditions and provisions of this Final Order are in addition to and without prejudice to the rights of Agent, Lenders and Supplemental Loan Participants to pursue any and all rights and remedies under the Bankruptcy Code, the Loan Documents or any other applicable agreement or law, including, without limitation, rights to seek adequate protection and/or additional or different adequate protection, to seek relief from the automatic stay, to seek an injunction, to oppose any request for use of cash collateral or granting of any interest in the Collateral or priority in favor of any other party, to object to any sale of assets, and to object to applications for allowance and/or payment of compensation of Professionals or other parties seeking compensation or reimbursement from the Estate.

5.6        Binding Effect.
 5.6.1         The provisions of this Final Order and the Loan Documents, the Post-Petition Obligations, Superpriority Claim, the Term Loan Replacement Liens, the Term Loan Priority Claim, and any and all rights, remedies, privileges and benefits in favor of Agent and Lenders (including Supplemental Loan Participants) provided or acknowledged in this Final Order, and any actions taken pursuant thereto, shall be effective immediately upon entry of this Final Order pursuant to Bankruptcy Rules 6004(g) and 7062, shall continue in full force and effect, and shall survive entry of any such other order, including without limitation any order which may be entered confirming any plan of reorganization, converting one or more of the Cases to any other chapter under the Bankruptcy Code, or dismissing one or more of the Cases.
 5.6.2         Any order dismissing one or more of the Cases under Section 1112 or otherwise shall be deemed to provide (in accordance with Sections 105 and 349 of the Bankruptcy Code) that (a) the Superpriority Claim and Agent's and Lenders' liens on and security interests in the Collateral shall continue in full force and effect notwithstanding such dismissal until the Obligations (including the Supplemental Loans) are indefeasibly paid and satisfied in full, and (b) this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the Superpriority Claim and liens in the Collateral.
 5.6.3         In the event this Court hereafter modifies any of the provisions of this Final Order or the Loan Documents, (a) such modifications shall not affect the rights or priorities of Agent, Lenders and Supplemental Loan Participants pursuant to this Final Order with respect to the Collateral or any portion of the Obligations which arises or is incurred or is advanced prior to such modifications, and (b) this Final Order shall remain in full force and effect except as specifically amended or modified at such time.
 5.6.4         This Final Order shall be binding upon Debtors, all parties in interest in the Cases and their respective successors and assigns, including any trustee or other fiduciary appointed in the Cases or any subsequently converted bankruptcy case(s) of any Debtor.  This Final Order shall also inure to the benefit of Agent, Lenders, Supplemental Loan Participants, Debtors and their respective successors and assigns.

5.7         Restrictions on Cash Collateral Use, Additional Financing, Plan Treatment.  All post-petition advances and other financial accommodations under the Credit Agreement, the ABL Collateral Agreement and the other Loan Documents are made in reliance on this Final Order and there shall not at any time be entered in the Cases, or in any subsequently converted case under Chapter 7 of the Bankruptcy Code, any order (other than this Final Order) which (a) authorizes the use of cash collateral of Debtors in which Agent or Lenders (including Supplemental Loan Participants) have an interest, or the sale, lease, or other disposition of property of any Debtor's Estate in which Agent or Lenders have a lien or security interest, except as expressly permitted hereunder or in the Loan Documents, or (b) authorizes under Section 364 of the Bankruptcy Code the obtaining of credit or the incurring of indebtedness secured by a lien or security interest which is equal or senior to a lien or security interest in property in which Agent or Lenders hold a lien or security interest, or which is entitled to priority administrative claim status which is equal or superior to that granted to Agent and Lenders herein; unless, in each instance (i) Agent shall have given its express prior written consent with respect thereto, no such consent being implied from any other action, inaction or acquiescence by Agent or any Lender, or (ii) such other order requires that all Obligations shall first be indefeasibly paid and satisfied in full in accordance with the terms of the Credit Agreement, the ABL Collateral Agreement and the other Loan Documents, including, without limitation, all debts and obligations of Debtors to Agent and Lenders which arise or result from the obligations, loans, security interests and liens authorized herein, on terms and conditions acceptable to Agent.  The security interests and liens granted to or for the benefit of Agent and Lenders hereunder and the rights of Agent and Lenders pursuant to this Final Order and the Loan Documents with respect to the Obligations and the Collateral are cumulative and shall not be altered, modified, extended, impaired, or affected by any plan of reorganization or liquidation of Debtors and, if Agent shall expressly consent in writing that the Obligations shall not be repaid in full upon confirmation thereof, shall continue after confirmation and consummation of any such plan.

5.8         No Owner/Operator Liability.  In determining to make any loan under the Credit Agreement, the ABL Collateral Agreement, the other Loan Documents or any Financing Order, or in exercising any rights or remedies as and when permitted pursuant to the Loan Documents or any Financing Order, Agent, Lenders and Supplemental Loan Participants shall not be deemed to be in control of the operations of the Debtors or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of the Debtors (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29 U.S.C. §§ 9601 et seq., as amended, or any similar federal or state statute).
5.9         Marshalling.  In no event shall Agent or any Lender be subject to the equitable doctrine of "marshalling" or any similar doctrine with respect to the Collateral.
5.10       Term; Termination.  Notwithstanding any provision of this Final Order to the contrary, the term of the financing arrangements among Debtors, Agent and Lenders authorized by this Final Order may be terminated pursuant to the terms of the Credit Agreement.
5.11       Limited Effect.  Unless the Final Order specifically provides otherwise, in the event of a conflict between the terms and provisions of any of the Loan Documents and this Final Order, the terms and provisions of this Final Order shall govern, interpreted as most consistent with the terms and provisions of the Loan Documents.
5.12       Objections Overruled.  All objections to the entry of this Final Order are, to the extent not withdrawn, hereby overruled.
5.13       Prepayment and Exit Fees; Equity Fees.  Notwithstanding anything to the contrary set forth in this Final Order or in any Loan Document, and based upon the comments on the record at the Final Hearing:

  5.13.1     All of the parties reserve their rights with regard to the prosecution of, defenses to, objections to, and matters relating to that certain motion entitled "Motion of Term Lenders for Adequate Protection" (Docket No. 209).
  5.13.2     The provision entitled "Prepayment and Exit Fees" in Schedule 9.2 of the Ratification Agreement is hereby amended and restated as follows:  "Borrower shall pay to the Supplemental Loan Lender, for the account of the Supplemental Loan Participants, an exit fee of 2.0% of any principal amount of the Supplemental Loan prepaid or repaid (but only in the case of a permanent repayment of such principal and other than  after the exercise of secured creditor remedies during the occurrence and continuance of an Event of Default (an "Excluded Circumstance")); provided that such exit fee shall be 4.0% if such principal is repaid or prepaid, other than in connection with an Excluded Circumstance, with the proceeds of any financing provided, in whole or in part, and whether directly or indirectly, by any of the Pre-Petition Term Loan Lenders (whether through a loan, participation, assignment, or any similar arrangement) or any of their affiliates, participants, members, agents, or representatives who are parties to that certain commitment letter filed as part of the Limited Objection of Term Lenders to Debtors’ Emergency Motion for Interim and Final Orders Pursuant to 11 U.S.C. §§ 105, 361, 362, 363 and 364 and Federal Rules of Bankruptcy Procedure 2002, 4001 and 9014 (I) Authorizing Debtors to (A) Obtain Postpetition Financing and (B) Utilize Cash Collateral; (II) Granting Adequate Protection to Pre-Petition Secured Lenders; and (III) Scheduling Final Hearing (Docket No. 208).
  5.13.3      The last paragraph of Schedule 9.2 to the Ratification Agreement is hereby amended by adding the following at the end of such paragraph:  "(the "Equity Fee"); provided, however, that notwithstanding anything to the contrary herein (a) if any holders of claims (other than the Notes) or interests (collectively, the "Other Recipients") shall become entitled to receive shares of the Borrower’s common stock pursuant to a plan of reorganization confirmed in connection with the Chapter 11 Cases, then the Equity Fee shall not dilute the distribution of the Borrower’s common stock to such Other Recipients, and (b) the Supplemental

Loan Participants shall cause U.S. Bank National Association, as indenture trustee for the Notes (the "Indenture Trustee"), to deliver to DTC for distribution to beneficial holders of the Notes (in accordance with any and all necessary procedures), notices in form and substance satisfactory to the Supplemental Loan Participants (the "Notices"), which Notices shall inform beneficial holders of the Notes of an opportunity for them to sub-participate in the Supplemental Loan, by purchasing, at a price equal to par plus all accrued and unpaid interest, from the Supplemental Loan Participants a sub-participation (in an equal amount from each Supplemental Loan Participant), in a percentage equal to its pro rata holdings of the Notes (based on the principal amount of all Notes as of the Petition Date), provided that such Noteholder responds to the Indenture Trustee’s Notice with a written expression of interest within ten (10) Business Days of delivery of the Notices to DTC, which includes a written certification that, among other things, such Noteholder (a) is an accredited investor and (b) holds, as of the date hereof, a principal amount of Notes that would entitle such Noteholder to purchase a sub-participation of not less than $1,000,000 (giving effect to the pro rata holdings of the Notes as described above) .  The Notices shall state that (x) any Noteholder who chooses to participate in the Supplemental Loan shall not have voting or other rights under the Ratification Agreement or the Supplemental Loan Junior Participation Agreement, other than the right to receive interest, repayment of principal and the fees contained in the last two paragraphs of Schedule 9.2 (but not any other fees), and (y) failure to participate in the Supplemental Loan will result in the Equity Fee distributed to the Supplemental Loan Participants diluting any distribution of the Borrower’s common stock which such Noteholder shall be entitled to receive in any plan of reorganization.  For the avoidance of doubt, any Noteholder that expresses an interest in a sub-participation must (a) have been entitled to a sub-participation of at least $1,000,000 based on is pro rata ownership of the Notes (based on the principal amount of all Notes as of the Petition Date) and (b) buy a sub-participation in an amount equal to its pro rata ownership of the Notes as of the date hereof (based on the principal amount of all Notes as of the Petition Date). All qualified responses to the Notices received by the Indenture Trustee shall be forwarded to a designated representative of the Supplemental Loan Participants, regarding the participation purchase documentation and funding.  The Indenture Trustee has agreed solely to act in a ministerial capacity in distributing the Notices and forwarding qualified responses thereto to the Supplemental Loan Participants, and is not a party to the Ratification Agreement.
 5.13.4       Schedule 9.2(a) of the Ratification Agreement is hereby amended by deleting the language in the first sentence after the "(i)", and replacing it as follows:  "the Supplemental Loan Lender shall receive, for the account of, and allocable to, the Supplemental Loan Participants (including any sub-Supplemental Loan Participants), shares of the common equity of Borrower, as reorganized, or the applicable reorganized affiliate or successor to Borrower, equal to 9.9% of the outstanding common stock thereof distributed to Noteholders, on a fully diluted basis (the "Stock Allocation") (provided, however, that Avenue Investments LP, or any affiliate thereof ("Avenue"), in its capacity as a Supplemental Loan Participant, shall receive its pro rata share of the first 50% of the Stock Allocation and the second 50% of the Stock Allocation shall be shared pro rata among the Supplemental Loan Participants (and sub-Supplemental Loan Participants) exclusive of Avenue)."
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